Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-142077, 333-124611, 333-08634, 333-08636, 333-64296, and 333-19981on Form S-8 of CPI Corporation of our report dated July 28, 2005 relating to the financial statements of Portrait Corporation of America, Inc., and subsidiaries for the year ended January 30, 2005 appearing in this Amendment No. 1 to the Current Report on Form 8-K/A of CPI Corporation.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Charlotte, North Carolina
June 29, 2007